       This is a re-filing of a Form 8-A12B filing made on May 14, 1998 under
       CIK 0000894356 (Structured Products Corp.). We are making this filing, at the request of the SEC's staff, for the sole purpose of obtaining a commission file number.

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 ------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           STRUCTURED PRODUCTS CORP.
                           -------------------------
            (Exact name of registrant as specified in its charter)

               Delaware                                  13-3692801
 --------------------------------------     ---------------------------------
(State of incorporation or organization)    (IRS Employer Identification No.)

         Seven World Trade Center
         Suite 33-130, 33rd Floor
         New York, New York                              10048
 --------------------------------------           ---------------------------
(Address of principal executive offices)                      (Zip Code)

If this form relates to the registration of a     If this form relates to the
class of debt securities and is effective upon    registration of a class of
filing pursuant to General Instruction            debt securities and is to
A(C)(1) please check the following box /x/        become effective
                                                  simultaneously with the
                                                  effectiveness of a concurrent
                                                  registration statement under
                                                  the Securities Act of 1933
                                                  pursuant to General
                                                  Instruction A(C)(2) please
                                                  check the following box / /

       Securities to be registered pursuant to Section 12(b) of the Act:

             Title of Each Class               Name of Each Exchange on Which
             to be so Registered               Each Class is to be Registered
             -------------------               ------------------------------

$10,000,000 TIERS(sm) Tens Certificates, Series LTR 1998-4,
               (the "Certificates")                     New York Stock Exchange
     -------------------------------------           --------------------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                                     ----

Item 1.      Description of Registrant's Securities to be Registered.

             The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary of Terms";
             "Risk Factors"; "Description of the Certificates"; "ERISA
             Considerations"; and "Certain Federal Income Tax
             Considerations" in Registrant's Prospectus Supplement dated
             May 18, 1998, and "Risk Factors" and "Description of
             Certificates" in Registrant's Prospectus, dated June 13, 1997, which description is incorporated herein by reference.
             Registrant filed the Prospectus and Prospectus Supplement with the Securities and Exchange Commission on May 14, 1998,
             pursuant to the Rule 424(b)(5) under the Securities Act of
             1933.

Item 2.      Exhibits.

              1.   Certificate of Incorporation of Structured Products Corp.
                   is set forth as Exhibit 3.1 to the Registration Statement
                   on Form S-3 and is incorporated herein by reference.

              2.   By-laws, as amended, of Structured Products Corp. are set
                   forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

              3.   Form of Trust Agreement is set forth as Exhibit 4.3 to the
                   Registration Statement and is incorporated herein by
                   reference.

              4.   Form of the Certificates, which is set forth as an exhibit on
                   Form 8-A12B filed with the Securities and Exchange
                   Commission, for Structured Products Corp., on May 14, 1998,
                   and is incorporated herein by reference.

               [Balance of page left intentionally blank]

                                   SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                           STRUCTURED PRODUCTS CORP.

Date:  May 14, 1998                         By:      /s/Mathew Mayers
                                                 ----------------------------